Resources Connection, Inc. Reports Second Quarter Results for Fiscal 2013

- Revenue of $141.2 million improves 3.1% sequentially; decreases 2.6% quarter-over-quarter

- Gross margin improves to 39.1% in second quarter compared to 37.9% in prior year second quarter

- Second quarter net income increases 20% to $5.9 million from $4.9 million (without contingent consideration adjustments) in prior year second quarter; Adjusted EBITDA* as a percent of revenue improves to 10.4% from 9.9% in prior year second quarter

- Company reports second quarter earnings per share of $0.14, up from $0.11 (without contingent consideration adjustments) in prior year second quarter

- Company returns $9.5 million in capital to shareholders in dividends and stock buy-backs during second quarter

*Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, amortization, stock-based compensation and contingent consideration adjustments

IRVINE, Calif., Dec. 20, 2012 /PRNewswire/ -- Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients – through its operating subsidiary, Resources Global Professionals ("Resources") – accomplished professionals in accounting, finance, risk management and internal audit, corporate advisory, strategic communications and restructuring, information management, human capital, supply chain management, healthcare solutions, and legal and regulatory services, today announced financial results for its fiscal second quarter ended November 24, 2012.

(Logo: http://photos.prnewswire.com/prnh/20121008/MM88659LOGO)

Total revenue for the second quarter of fiscal 2013 was $141.2 million, improving 3.1% (2.4% on a constant dollar basis) sequentially and down 2.6% (1.9% on a constant dollar basis) compared to the prior year's second quarter revenue. Revenues in the U.S. were up 1.0% sequentially and 2.9% quarter-over-quarter. International revenues improved 10.0% sequentially and decreased 16.2% quarter-over-quarter (improvement of 7.2% sequentially and decline of 13.8% quarter-over-quarter on a constant dollar basis).

The Company's net income for the second quarter ended November 24, 2012, was $5.9 million, or $0.14 per diluted share. This compares to the Company's net income for the second quarter of fiscal 2012 of $25.3 million, or $0.58 per diluted share, including the after tax impact of the adjustment of the estimated fair value of contingent consideration liability related to the Sitrick Brincko Group acquisition of $20.4 million, or $0.47 per diluted share.

"We are pleased to see the increase in our Adjusted EBITDA Margin to 10.4%, which has been driven by improvements in gross margin and control over SG&A expenses," said Tony Cherbak, chief operating officer of Resources. "This quarter, our people and our clients faced the additional challenge of Superstorm Sandy and its devastating impact on both personal and professional lives. The quick response of our employees after the storm limited the known financial impact on the quarter to approximately $1 million in lost revenue and approximately $0.01 per share."

Gross margin was 39.1% in the second quarter of fiscal 2013, up 120 basis points from the prior year second quarter and up 10 basis points from the first quarter of fiscal 2013. Selling, general and administrative expenses for the second quarter of fiscal 2013 were $42.3 million, a decrease of $700,000 from the comparable quarter a year ago and an increase of $200,000 from the first quarter of fiscal 2013.

Cash flow from operations and Adjusted EBITDA were $1.4 million and $14.7 million (10.4% of revenue), respectively, for the second quarter of fiscal 2013 compared to $5.4 million and $14.3 million (9.9% of revenue), respectively, for the second quarter of fiscal 2012.

"From a revenue standpoint, I believe the results of our second quarter are indicative of the uncertain global environment businesses face," said Don Murray, chief executive officer of Resources. "The total financial impact of Superstorm Sandy on our operations is hard to measure as we lost a week or more in marketing efforts regarding new work or referring new work out of the Tri-State region."

The Company's revenue for the six months ended November 24, 2012 was $278.1 million compared with $283.0 million for the first six months ended November 26, 2011. The Company's net income for the six months ended November 24, 2012 was $10.7 million, or $0.26 per diluted share. This compares to net income in the prior year's first six months ended November 26, 2011 of $27.9 million or $0.63 per diluted share (which includes the after tax impact of the adjustment of the estimated fair value of contingent consideration expense of $20.4 million or $0.46 per diluted share).

During the second quarter of fiscal 2013, the Company purchased 545,000 shares of common stock for $7.0 million. On December 13, 2012, the Company paid its quarterly dividend of $2.5 million to shareholders, representing a dividend of $0.06 per share.

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting, finance, risk management and internal audit, corporate advisory, strategic communications and restructuring, information management, human capital, supply chain management, healthcare solutions, and legal and regulatory services.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,000 professionals, annually serving approximately 1,900 clients around the world from 77 practice offices.

Headquartered in Irvine, California, Resources Global has served 86 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange's highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

Resources will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, December 20, 2012. This conference call will be available for listening via a webcast on the Company's website: http://www.resourcesglobal.com. An audio replay of the conference call will be available through December 27, 2012 at 855-859-2056. The password for the replay is 73425300. The call will also be archived on the Resources Global Professionals website for 30 days.

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "remain," "should" or "will" or the negative of these terms or other comparable terminology. In this press release, such statements include the uncertain business environment and the effects of Superstorm Sandy. Such statements and all phases of Resources Connection's operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection's, and its industry's, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.

RESOURCES CONNECTION, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)

	Three Months Ended		Six Months Ended

	November 24, 2012	November 26, 2011	November 24, 2012	November 26, 2011

	(unaudited)		(unaudited)

Revenue	$141,197	$144,955	$278,130	$282,962
Direct costs of services	85,987	90,034	169,531	175,869
Gross margin	55,210	54,921	108,599	107,093
Selling, general and administrative expenses (1)	42,342	42,980	84,402	85,589
Employee portion of contingent consideration (2)	---	(500)	---	(500)
Contingent consideration adjustment (2)	---	(33,440)	---	(33,440)
Operating income before amortization and depreciation (1), (2)	12,868	45,881	24,197	55,444
Amortization of intangible assets	434	1,186	860	2,394
Depreciation expense	1,172	1,471	2,363	3,020
Operating income (1), (2)	11,262	43,224	20,974	50,030
Interest income	(50)	(65)	(98)	(153)
Income before provision for income taxes (1), (2)	11,312	43,289	21,072	50,183
Provision for income taxes (3)	5,448	17,968	10,376	22,266
Net income (1), (2), (3)	$5,864	$25,321	$10,696	$27,917
Basic net income per share (1), (2), (3)	$0.14	$0.58	$0.26	$0.63
Diluted net income per share (1), (2), (3)	$0.14	$0.58	$0.26	$0.63
Basic shares	41,292	43,760	41,506	44,468
Diluted shares	41,359	43,797	41,567	44,512
Cash dividends declared per share	$0.06	$0.05	$0.12	$0.10

RESOURCES CONNECTION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

EXPLANATORY NOTES

1.

Selling, general and administrative expenses include non-cash compensation expense for employee stock option grants and employee stock purchases of $1.8 million and $1.9 million for the three months ended November 24, 2012 and November 26, 2011, respectively, and $3.6 million and $3.8 million for the six months ended November 24, 2012 and November 26, 2011, respectively.

2.

The contingent consideration adjustment is a favorable adjustment of approximately $33.4 million for the three and six months ended November 26, 2011 in recognition of the change in the fair value of the contingent consideration liability associated with the acquisition of the Sitrick Brincko Group in November 2009. The adjustment results in a reduction in the anticipated contingent consideration payable in November 2013.  As required by accounting rules for acquisitions under generally accepted accounting principles ("GAAP") that include earn-out provisions, the Company periodically assesses the likely fair value to be paid at the earn-out date.  The Sitrick Brincko Group earn-out is based upon an annual assessment of actual EBITDA of the Sitrick Brincko Group and an updated assessment of various probability weighted projected EBITDA scenarios over the remaining one year of the earn-out period.  This assessment requires very subjective assumptions to be made of various potential operating results scenarios.  Based upon the first three years of actual results and an updated probability weighted assessment of various projected EBITDA scenarios of the Sitrick Brincko Group for the one year remaining in the earn-out period, the Company believes it is more likely than not that there will not be a contingent consideration payment payable in November 2013 and has reduced the estimated liability by $33.9 million.  Although the Company currently believes that there will be no earn-out payment due, it will continue to periodically review actual EBITDA results of the Sitrick Brincko Group and an updated assessment of various probability weighted projected EBITDA scenarios; if circumstances change and the Company determines that an earn-out payment may be due, it would result in a non-cash charge to operations and would materially impact operating results.

The employee portion of contingent consideration is a $500,000 reduction of the estimate of the compensation owed to employees related to the Sitrick Brincko Group acquisition (and as compensation, it is treated as an operating expense).  Similar to contingent consideration, the estimate of the amount of employee portion of contingent consideration payable requires very subjective assumptions to be made of future operating results and based upon the first three years of actual results and an updated probability weighted assessment of various projected EBITDA scenarios of the Sitrick Brincko Group for the one year remaining in the earn-out period, the Company currently believes it is more likely than not that the employee portion of contingent consideration will not be earned.

The after-tax impact of the adjustments to contingent consideration and the employee portion of contingent consideration were $0.47 per diluted share for the three months ended November 26, 2011.

3.

The Company's effective tax rate was approximately 48% and approximately 42% for the three months ended November 24, 2012 and November 26, 2011, respectively, and approximately 49% and approximately 44% for the six months ended November 24, 2012 and November 26, 2011, respectively. Without the benefit of the contingent consideration adjustments recorded for the three months ended November 26, 2011, the effective tax rate would have been approximately 48%.  For all periods presented, the Company is unable to benefit from, or has limitations on the benefit of, tax losses in certain foreign jurisdictions. To a lesser extent, the accounting treatment under GAAP for the cost associated with incentive stock options and shares purchased through the Employee Stock Purchase Plan have caused volatility in the Company's effective tax rate.

RESOURCES CONNECTION, INC. Reconciliation of Net Income to Adjusted EBITDA (in thousands, except Adjusted EBITDA Margin)

	Three Months Ended		Six Months Ended

	November 24, 2012	November 26, 2011	November 24, 2012	November 26, 2011

	(unaudited)		(unaudited)

Net income	$ 5,864	$25,321	$10,696	$27,917
Adjustments:
Amortization of intangible assets	434	1,186	860	2,394
Depreciation expense	1,172	1,471	2,363	3,020
Interest income	(50)	(65)	(98)	(153)
Provision for income taxes	5,448	17,968	10,376	22,266
EBITDA	12,868	45,881	24,197	55,444
Stock-based compensation expense	1,825	1,876	3,638	3,808
Contingent consideration adjustment	---	(33,440)	---	(33,440)
Adjusted EBITDA	$14,693	$14,317	$27,835	$25,812
Revenue	$141,197	$144,955	$278,130	$282,962
Adjusted EBITDA Margin	10.4%	9.9%	10.0%	9.1%

RESOURCES CONNECTION, INC.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, except Adjusted EBITDA Margin)

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance, with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Adjusted EBITDA, a non-GAAP financial measure, is calculated as net income before amortization of intangible assets, depreciation expense, interest income, income taxes, stock-based compensation expense and contingent consideration expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenue. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to our investors because they are financial measures used by management to assess the performance of our Company. Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute to, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC. SELECTED BALANCE SHEET, CASH FLOW AND OTHER INFORMATION (in thousands, except consultant headcount)

	November 24, 2012	May 26, 2012

	(unaudited)

Cash, cash equivalents and short-term investments	$113,928	$128,115
Accounts receivable, less allowances	$ 93,538	$ 84,192
Total assets	$425,100	$430,719
Current liabilities	$ 57,868	$ 61,651
Total stockholders' equity	$363,026	$365,868
Consultant headcount, end of period	2,358	2,317
Shares outstanding, end of period	41,005	41,973

	Six Months Ended

	November 24, 2012	November 26, 2011
Cash flow from operating activities	$ 5,066	$ 7,007
Cash flow from investing activities	$ 1,588	($ 7,407)
Cash flow from financing activities	($ 17,473)	($ 29,175)

CONTACT: Media, Michael Sitrick, +1-310-788-2850, mike_sitrick@sitrick.com, or Analysts, Nate Franke, Chief Financial Officer, +1-714-430-6500, nate.franke@resources-us.com